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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Extensity, Inc. on Form S-8 of our report dated January 19, 2001 relating to the financial statements appearing in the annual Report on Form 10-K of Extensity, Inc. for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 4, 2001